Introduction to MAM Software Group, Inc Michael G. Jamieson - Chief Executive Officer Charles F. Trapp - Executive Vice President & Chief Financial Officer Introduction © MAM Software Group 2012

Statements and/or figures included in this presentation that are not historical facts (including any statements or projection s c oncerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto ), are forward - looking statements. These statements can be identified by the use of forward - looking terminology including “forecast,” “ may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss future exp ect ations, contain projections of results of operations or of financial condition or state other “forward - looking” information. We and our representatives may from time to time make other oral or written statements that are also forward - looking statements. These forward - looking statements are made based upon management’s current plans, and best expectations, estimates, assumptions and beliefs concerning future events that may impact the company’s future prospects and therefore involve a number of risks a nd uncertainties. MAM Software Group, Inc cautions that forward - looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward - looking statements. Because these forward - looking statements involve risks and uncertainties, actual results could differ materially from those expr essed or implied by these forward - looking statements for a number of important reasons. MAM Software Group, Inc. expressly disclaims any intention or obligation to revise or update any forward - looking statements whether as a result of new information, future events , or otherwise. Safe harbor statement © MAM Software Group 2012

MAM Software is a leader in developing, marketing and supporting integrated business management solutions for the automotive aftermarket and vertical markets Who are we? © MAM Software Group 2012 ▪ Founded in 1984 ▪ OTCBB: MAMS ▪ Annual revenue $25.6m (June 20 th 2011) ▪ Recurring revenue 69.5% (March 31 st 2012) ▪ Enterprise value $ 27.6m (March 31 st 2012) ▪ Rolling Twelve Months EBITDA $5.8m (EV/EBITDA 4.8) ▪ US & UK operations (185 Group staff) ▪ 5,700+ software customers & 10,000+ catalog users

Who are our customers? © MAM Software Group 2012 UK Parts US Parts US Tire

MAM Software develops a range of business management, data and e - commerce solutions that help companies conduct their business more efficiently, encourage customer loyalty and increase revenue What do we do? © MAM Software Group 2012 Business Management Software • Wholesale & retail sales • Purchasing & i nventory • Integrated a ccounting • Business analysis & CRM e - Commerce Solutions • B2B web portals • B2C web sites • A2A connectivity solutions Data Prod ucts & Services • All - makes auto parts catalog • Data management • On - demand services Delivery • On - premise applications • Hosted services • On - demand SAAS solutions

▪ Actively targeting the UK and US aftermarkets: Tires, parts, and accessories ▪ Also targeting UK vertical markets including construction materials supply and general wholesaling ▪ Possess a range of solutions designed for all links in the supply chain: Who is our target audience? © MAM Software Group 2012

▪ Dominant UK aftermarket position (70% penetration) ▪ Industry leader with high barriers to entry: o Proven technology o Widespread market acceptance o Mature relationships with leading groups ▪ Significant customer base with strong (69.5%) recurring revenues ▪ Comprehensive product portfolio comprising modern complementary solutions ▪ Solid tire customer base in North America ▪ Steady auto parts growth in North America ▪ Exceptional staff with extensive knowledge and experience of the automotive aftermarket ▪ Technology Roadmap focussed on SaaS What are our strengths? © MAM Software Group 2012

▪ North America ▪ Continued growth in parts sector ▪ Increased penetration in tire sector ▪ Introduction of SAAS service and repair solution Opportunities & strategies © MAM Software Group 2012 Data based on MAM research Sector Penetration Total Market Avg. System Market Value Warehouse Distributors 74 637 $100,000 $64m Jobbers/Retailers 20 27,500 $25,000 $688m Tire Retailers 103 19,000 $15,000 $285m Tire Wholesalers 22 300 $150,000 $45m Service & Repair Centers 221 76,200 $1,875 $143m

▪ United Kingdom ▪ Maintain revenues in parts sector ▪ Increase penetration in tire sector ▪ Continued growth of SAAS service and repair solution ▪ Increased penetration in vertical markets Opportunities & strategies © MAM Software Group 2012 Data based on MAM research Sector Penetration Total Market Avg. System Market Value Factors/Jobbers/Retailers 1,200 2,500 $25,000 $63m Tire Retailers 20 5,500 $15,000 $83m Tire Wholesalers 3 20 $150,000 $3m Service & Repair Centers 4,000 25,000 $1,875 $47m Verticals (Merchants) 26 8,700 $25,000 $218m

Financials © MAM Software Group 2012 Financial Results

Financials © MAM Software Group 2012

Financials © MAM Software Group 2012 MAM Software Group Revenue [A] Annualized data does not represent a projection of results. Shown for comparison purposes only

Financials © MAM Software Group 2012 Cash on Hand vs Total Debt

Financials © MAM Software Group 2012 Debt vs Equity Ratio

Financials © MAM Software Group 2012 (1) As of March 31, 2012 486,733 shares were purchased at a cost of $ 868,000 (1)

Financials © MAM Software Group 2012

Questions © MAM Software Group 2012 Any Questions? Michael G. Jamieson Chief Executive Officer Email : mikej@mamsoft.co.uk Tel: +44 (0) 1226 352900 Charles F. Trapp Executive Vice President and Chief Financial Officer Email: charlie.trapp@mamsoftwaregroup.com Tel: (610) 336 9045 x 240